UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2018

Arcosa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38494	82-5339416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas	75207-2401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 214-631-4420

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, Arcosa, Inc. (“Arcosa”) and Trinity Industries, Inc. (“Trinity”) will host separate Investor Day meetings in New York City in anticipation of the expected tax-free distribution of Arcosa to Trinity stockholders on November 1, 2018. Arcosa’s Investor Day meeting will be held on October 4, 2018 at 1:00 p.m. Eastern time (the “Investor Day”). A copy of the materials to be presented at Arcosa’s Investor Day meeting is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In addition, the presentation materials will be made available on www.arcosa.com.

The event will be webcast, and participants can register at www.trin.net/events-and-presentations. A replay of the webcast will also be made available on Arcosa’s website through the date of the spin.

The information in this report (including the Exhibit) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.  Additionally, the submission of this report on Form 8-K is not an admission of the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following are furnished as exhibits to this report:

99.1	Arcosa, Inc. Investor Presentation dated October 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.

October 4, 2018	By:	/s/ Bryan P. Stevenson
		Name:	Bryan P. Stevenson
		Title:	Secretary